Exhibit 99.3

HealthSouth and RHP Unaudited Pro Forma Condensed Combined Financial Information

On October 1, 2015, HealthSouth Corporation (the “Company,” “HealthSouth”), completed its previously announced acquisition of the operations of Reliant Hospital Partners, LLC and affiliated entities (“RHP”), that operate 11 free-standing inpatient rehabilitation hospitals with a total of 902 beds in Texas, Massachusetts and Ohio. The acquisition included all of the issued and outstanding equity interest of RHP, except for the parent entity and a 0.5% limited partnership interest in one such entity retained by an unrelated party. The Company funded the cash purchase price with the proceeds from its August 2015 issuance of an additional $350 million of its 5.75% Senior Notes due 2024 and September 2015 issuance of $350 million of 5.75% Senior Notes due 2025, draws under its term loan facilities and revolving credit facility, and cash on hand. The total consideration delivered at closing was approximately $730 million.
The unaudited pro forma condensed combined financial information presented below is derived from the historical financial statements of HealthSouth and RHP, adjusted to give effect to the acquisition and its funding. The unaudited pro forma condensed combined financial information should be read in conjunction with the accompanying notes and the respective historical financial information from which it was derived, which includes the Company’s Form 10-K for the years ended December 31, 2014 and 2013, as well as its Form 10-Q for the quarterly period ended September 30, 2015.
The unaudited pro forma condensed combined balance sheet gives effect to the acquisition and its funding as if they had occurred on September 30, 2015. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2014 and the nine months ended September 30, 2015 give effect to the acquisition and its funding as if they had occurred on January 1, 2014. The pro forma adjustments are preliminary and have been made solely for informational purposes. The actual results reported by the combined company in periods following the acquisition may differ significantly from that reflected in these unaudited pro forma condensed combined financial statements for a number of reasons, including but not limited to cost savings from operating efficiencies, synergies, and the impact of the incremental costs incurred in integrating the two companies. As a result, the pro forma condensed combined financial information is not intended to represent and does not purport to be indicative of what the combined company’s financial condition or results of operations would have been had the acquisition and its funding been completed on the applicable dates of this pro forma condensed combined financial information. In addition, the pro forma condensed combined financial information does not purport to project the future financial condition and results of operations of the combined company. In the opinion of management, all necessary adjustments to the unaudited pro forma financial information have been made.
The pro forma condensed combined financial statements are based on various assumptions, including assumptions relating to the consideration paid and the allocation thereof to the assets acquired and liabilities assumed based on preliminary estimates of fair value. The pro forma assumptions and adjustments are described in the accompanying notes presented on the following pages. Pro forma adjustments are those that are directly attributable to the acquisition, are factually supportable and, with respect to the unaudited pro forma condensed combined statements of operations, are expected to have a continuing impact on the consolidated results. The final purchase price and the allocation thereof may differ from that reflected in the pro forma condensed combined financial statements after final valuation procedures are performed and estimates are refined. The unaudited pro forma condensed combined financial information does not reflect any cost savings from operating efficiencies or synergies that could result from the acquisition.

Unaudited Pro Forma Condensed Combined Balance Sheet

	As of September 30, 2015
	Historical		Pro Forma Adjustments
	HealthSouth	RHP	Adjustments for Entity Not Purchased	Allocation of Acquisition Consideration	Pro Forma Combined
	(In Millions)
Assets
Current assets:
Cash and cash equivalents	$801.6	$45.0	$(2.0)	$(772.3)	$72.3
Accounts receivable, net	350.9	27.6	—	—	378.5
Deferred income tax assets	185.9	—	—	—	185.9
Other current assets	124.6	10.0	(5.4)	—	129.2
Total current assets	1,463.0	82.6	(7.4)	(772.3)	765.9
Property and equipment, net	1,079.1	171.9	—	48.5	1,299.5
Goodwill	1,105.0	60.2	—	581.0	1,746.2
Intangible assets, net	324.7	6.7	—	59.5	390.9
Deferred income tax assets	55.4	—	—	(1.8)	53.6
Other long-term assets	222.1	4.7	(0.9)	—	225.9
Total assets	$4,249.3	$326.1	$(8.3)	$(85.1)	$4,482.0
Liabilities and Shareholders’ Equity
Current liabilities:
Current portion of long-term debt	$23.6	$6.4	$—	$(2.3)	$27.7
Accounts payable	65.6	1.9	(0.2)	—	67.3
Accrued expenses and other current liabilities	314.4	13.5	(1.9)	5.0	331.0
Total current liabilities	403.6	21.8	(2.1)	2.7	426.0
Long-term debt, net of current portion	2,800.7	331.9	—	(126.1)	3,006.5
Other long-term liabilities	140.7	7.4	—	—	148.1
	3,345.0	361.1	(2.1)	(123.4)	3,580.6
Commitments and contingencies
Redeemable noncontrolling interests	114.1	—	—	—	114.1
Shareholders’ equity:
HealthSouth shareholders’ equity	630.4	(38.9)	(6.2)	42.0	627.3
Noncontrolling interests	159.8	3.9	—	(3.7)	160.0
Total shareholders’ equity	790.2	(35.0)	(6.2)	38.3	787.3
Total liabilities and shareholders’ equity	$4,249.3	$326.1	$(8.3)	$(85.1)	$4,482.0

The accompanying notes are an integral part of this unaudited condensed combined financial information.

Unaudited Pro Forma Condensed Combined Statement of Operations

	For the Year Ended December 31, 2014
	Historical			Pro Forma Adjustments
	HealthSouth	RHP	Adjustments for Consistent Presentation	Adjustments for Entity Not Purchased	Acquisition Related Debt Transactions	Allocation of Acquisition Consideration	Pro Forma Combined
	(In Millions, Except Per Share Data)
Net operating revenues	$2,405.9	$249.1	$—	$—	$—	$—	$2,655.0
Less: Provision for doubtful accounts	(31.6)	—	(3.4)	—	—	—	(35.0)
Net operating revenues less provision for doubtful accounts	2,374.3	249.1	(3.4)	—	—	—	2,620.0
Operating expenses:
Salaries and benefits	1,161.7	108.8	—	(0.4)	—	—	1,270.1
Purchased services and professional fees	—	16.2	(14.2)	(2.0)	—	—	—
Other operating expenses	351.6	27.0	4.8	(0.3)	—	—	383.1
Occupancy costs	41.6	11.8	—	—	—	—	53.4
Supplies	111.9	—	9.4	—	—	—	121.3
General and administrative expenses	124.8	—	—	—	—	0.1	124.9
Depreciation and amortization	107.7	13.1	—	—	—	8.8	129.6
Management fees to affiliates	—	1.0	—	(1.0)	—	—	—
Provision for doubtful accounts	—	3.4	(3.4)	—	—	—	—
Government, class action, and related settlements	(1.7)	—	—	—	—	—	(1.7)
Professional fees - accounting, tax, and legal	9.3	—	—	—	—	—	9.3
Total operating expenses	1,906.9	181.3	(3.4)	(3.7)	—	8.9	2,090.0
Loss on early extinguishment of debt	13.2	—	—	—	—	—	13.2
Interest expense and amortization of debt discounts and fees	109.2	22.6	—	—	32.9	—	164.7
Other income	(31.2)	—	—	—	—	—	(31.2)
Equity in net income of nonconsolidated affiliates	(10.7)	—	—	—	—	—	(10.7)
Income from continuing operations before income tax expense	386.9	45.2	—	3.7	(32.9)	(8.9)	394.0
Provision for income tax expense	110.7	—	—	1.5	(13.1)	12.9	112.0
Income from continuing operations	276.2	45.2	—	2.2	(19.8)	(21.8)	282.0
Less: Net income attributable to noncontrolling interest	(59.7)	(4.2)	—	—	—	4.2	(59.7)
Net income from continuing operations attributable to HealthSouth	216.5	41.0	—	2.2	(19.8)	(17.6)	222.3
Less: Convertible perpetual preferred stock dividends	(6.3)	—	—	—	—	—	(6.3)
Net income from continuing operations attributable to HealthSouth common shareholders	$210.2	$41.0	$—	$2.2	$(19.8)	$(17.6)	$216.0

Weighted average common shares outstanding:
Basic	86.8						86.8
Diluted	100.7						100.7

Basic earnings per share from continuing operations attributable to HealthSouth common shareholders	$2.40						$2.46
Diluted earnings per share from continuing operations attributable to HealthSouth common shareholders	$2.24						$2.30

The accompanying notes are an integral part of this unaudited condensed combined financial information.

Unaudited Pro Forma Condensed Combined Statement of Operations

	For the Nine Months Ended September 30, 2015
	Historical			Pro Forma Adjustments
	HealthSouth	RHP	Adjustments for Consistent Presentation	Adjustments for Entity Not Purchased	Acquisition Related Debt Transactions	Allocation of Acquisition Consideration	Pro Forma Combined
	(In Millions, Except Per Share Data)
Net operating revenues	$2,283.6	$194.4	$—	$—	$—	$—	$2,478.0
Less: Provision for doubtful accounts	(33.2)	—	(1.8)	—	—	—	(35.0)
Net operating revenues less provision for doubtful accounts	2,250.4	194.4	(1.8)	—	—	—	2,443.0
Operating expenses:
Salaries and benefits	1,204.0	75.4	—	(0.2)	—	—	1,279.2
Purchased services and professional fees	—	15.6	(10.7)	(2.1)	—	(2.8)	—
Other operating expenses	314.1	19.9	3.6	(0.3)	—	(4.5)	332.8
Occupancy costs	37.1	8.9	—	—	—	—	46.0
Supplies	94.1	—	7.1	—	—	—	101.2
General and administrative expenses	97.3	—	—	—	—	0.2	97.5
Depreciation and amortization	98.3	9.3	—	—	—	7.1	114.7
Management fees to affiliates	—	0.8	—	(0.8)	—	—	—
Provision for doubtful accounts	—	1.8	(1.8)	—	—	—	—
Government, class action, and related settlements	8.0	—	—	—	—	—	8.0
Professional fees - accounting, tax, and legal	2.7	—	—	—	—	—	2.7
Total operating expenses	1,855.6	131.7	(1.8)	(3.4)	—	—	1,982.1
Loss on early extinguishment of debt	20.0	—	—	—	—	—	20.0
Interest expense and amortization of debt discounts and fees	98.3	19.2	—	—	23.1	—	140.6
Other income	(4.2)	—	—	—	—	—	(4.2)
Equity in net income of nonconsolidated affiliates	(6.3)	—	—	—	—	—	(6.3)
Income from continuing operations before income tax expense	287.0	43.5	—	3.4	(23.1)	—	310.8
Provision for income tax expense	98.4	—	—	1.4	(9.3)	15.6	106.1
Income from continuing operations	188.6	43.5	—	2.0	(13.8)	(15.6)	204.7
Less: Net income attributable to noncontrolling interest	(50.9)	(4.4)	—	—	—	4.4	(50.9)
Net income from continuing operations attributable to HealthSouth	137.7	39.1	—	2.0	(13.8)	(11.2)	153.8
Less: Convertible perpetual preferred stock dividends	(1.6)	—	—	—	—	—	(1.6)
Net income from continuing operations attributable to HealthSouth common shareholders	$136.1	$39.1	$—	$2.0	$(13.8)	$(11.2)	$152.2

Weighted average common shares outstanding:
Basic	89.1						89.1
Diluted	101.4						101.4

Basic earnings per share from continuing operations attributable to HealthSouth common shareholders	$1.52						$1.69
Diluted earnings per share from continuing operations attributable to HealthSouth common shareholders	$1.43						$1.58

The accompanying notes are an integral part of this unaudited condensed combined financial information.

Notes to Unaudited Condensed Combined Pro Forma Financial Information

Note 1 - Basis of Presentation
The unaudited pro forma condensed combined financial information was prepared using the acquisition method of accounting and presents the pro forma combined financial information based upon the historical audited financial statements for the year ended December 31, 2014 and unaudited financial statements as of and for the nine months ended September 30, 2015. Certain adjustments have been made to the historical financial statements of RHP to conform to the presentation and accounting policies of HealthSouth. In addition, adjustments have been made to the historical financial statements of RHP to exclude certain balances or operational activity related to the parent entity, which HealthSouth did not acquire. See Note 3, Unaudited Pro Forma Adjustments.
The accompanying unaudited pro forma condensed combined balance sheet gives effect to the acquisition and its funding as if they had been consummated on September 30, 2015. The unaudited pro forma condensed combined statements of operations give effect to all of the above as if they had been consummated on January 1, 2014.
The unaudited pro forma condensed combined financial information has been prepared for illustrative purposes only and does not purport to represent what the actual consolidated financial position or results of operations of the combined entity would have been had the acquisition and its funding occurred on the dates assumed, nor are they indicative of the combined entity’s future consolidated financial position or results of operations. The pro forma adjustments have been developed based on assumptions and estimates, including assumptions related to the preliminary allocation of the consideration paid to the assets acquired and liabilities assumed of RHP. The final allocation may differ from that reflected in the pro forma financial information after final valuation procedures are performed and amounts are finalized. In addition, the unaudited condensed combined pro forma financial information does not reflect any cost savings from operating efficiencies or synergies that could result from the acquisition.
Note 2 - Preliminary Allocation of Acquisition Consideration
Information regarding the net cash paid for the acquisition of RHP is as follows (in millions):

Fair value of assets acquired, net of $43.0 million of cash acquired	$322.6
Goodwill	641.2
Fair value of liabilities assumed	(234.3)
Noncontrolling interest	(0.2)
Net cash paid for acquisition	$729.3
Information regarding funding sources for the acquisition is as follows (in millions):

Sources of funds:
August 2015 issuance of 5.75% Senior Notes due 2024	$350.0
September 2015 issuance of 5.75% Senior Notes due 2025	350.0
Term loan/revolving credit facilities and cash	72.3
Total sources	$772.3

Notes to Unaudited Condensed Combined Pro Forma Financial Information

The preliminary fair value of the assets acquired and liabilities assumed at the acquisition date is as follows (in millions):

Cash and cash equivalents	$43.0
Accounts receivable, net	27.6
Prepaid expenses and other current assets	4.6
Property and equipment, net	220.4
Identifiable intangible assets:
Noncompete agreements (useful life of 1 to 2 years)	9.7
Trade names (useful life of 20 years)	8.5
Certificates of need (useful life of 20 years)	36.6
Licenses (useful life of 20 years)	11.4
Goodwill	641.2
Other long-term assets	3.8
Total assets acquired	1,006.8
Current portion of long-term debt	4.1
Accounts payable	1.7
Other current liabilities	11.5
Long-term debt, net of current portion	205.8
Other long-term liabilities	7.4
Deferred tax liabilities	3.8
Total liabilities assumed	234.3
Noncontrolling interests	0.2
Net assets acquired	$772.3
Assets acquired and liabilities assumed are presented at their estimated fair values. Estimated fair values are based on various valuation methodologies including: replacement cost and continued use methods for property and equipment; an income approach using primarily discounted cash flow techniques for intangible assets related to noncompete agreements, certificates of need, and licenses; an income approach utilizing the relief-from-royalty method for the intangible assets related to trade names; and an estimated realizable value approach using historical trends and other relevant information for accounts receivable and certain accrued liabilities. For all other assets and liabilities, the fair value is assumed to represent carrying value due to their short maturities. The excess of the fair value of the consideration conveyed over the fair value of the net assets acquired is presented as goodwill.
The fair values presented are based upon a preliminary valuation. Estimates and assumptions used in such valuation are subject to change. The primary areas of the preliminary valuation that are not yet finalized relate to the fair values of amounts for income taxes, adjustments to working capital, and the final amount of residual goodwill. We expect to finalize the valuation of the net assets acquired at the acquisition date in February 2016.

Notes to Unaudited Condensed Combined Pro Forma Financial Information

Note 3 - Unaudited Pro Forma Adjustments
Unaudited Pro Forma Condensed Combined Balance Sheet
Adjustments for Preliminary Allocation of Acquisition Consideration
The preliminary adjustments to record the assets acquired and liabilities assumed at fair value, eliminate RHP’s historic equity balances, record the payoff of RHP’s debt, excluding capital lease obligations, at the acquisition’s closing, and record HealthSouth’s costs associated with the acquisition are as follows (in millions):

	Fair Value Adjustments and Elimination of Equity	Payoff of RHP Debt at Closing	Capital Lease Adjustment	HealthSouth Transaction Costs	Total Adjustments for Acquisition Consideration
Assets
Cash and cash equivalents	$(591.5)	$(151.7)	$(29.1)	$—	$(772.3)
Accounts receivable, net	—	—	—	—	—
Deferred income tax assets	—	—	—	—	—
Other current assets	—	—	—	—	—
Total current assets	(591.5)	(151.7)	(29.1)	—	(772.3)
Property and equipment, net	(3.8)	—	52.3	—	48.5
Goodwill	581.0	—	—	—	581.0
Intangible assets, net	59.5	—	—	—	59.5
Deferred income tax assets	(3.8)	—	—	2.0	(1.8)
Other long-term assets	—	—	—	—	—
Total assets	$41.4	$(151.7)	$23.2	$2.0	$(85.1)
Liabilities and Shareholders’ Equity
Current portion of long-term debt	$—	$(3.9)	$1.6	$—	$(2.3)
Accounts payable	—	—	—	—	—
Accrued expenses and other current liabilities	—	(0.1)	—	5.1	5.0
Total current liabilities	—	(4.0)	1.6	5.1	2.7
Long-term debt, net of current portion	—	(147.7)	21.6	—	(126.1)
Other long-term liabilities	—	—	—	—	—
	—	(151.7)	23.2	5.1	(123.4)
Commitments and contingencies
Redeemable noncontrolling interests	—	—	—	—	—
Shareholders’ equity:
HealthSouth shareholders’ equity	45.1	—	—	(3.1)	42.0
Noncontrolling interests	(3.7)	—	—	—	(3.7)
Total shareholders’ equity	41.4	—	—	(3.1)	38.3
Total liabilities and shareholders’ equity	$41.4	$(151.7)	$23.2	$2.0	$(85.1)
See Note 2, Preliminary Allocation of Acquisition Consideration, for information regarding how fair values were determined.

Notes to Unaudited Condensed Combined Pro Forma Financial Information

Unaudited Pro Forma Condensed Combined Statements of Operations
Adjustments for Consistent Presentation
Adjustments for consistent presentation for the year ended December 31, 2014 are as follows (in millions):

	Purchased Services and Professional Fees	Supplies	Provision for Doubtful Accounts	Total Adjustments for Consistent Presentation
Net operating revenues	$—	$—	$—	$—
Less: Provision for doubtful accounts	—	—	(3.4)	(3.4)
Net operating revenues less provision for doubtful accounts	—	—	(3.4)	(3.4)
Operating expenses:
Salaries and benefits	—	—	—	—
Purchased services and professional fees	(14.2)	—	—	(14.2)
Other operating expenses	14.2	(9.4)	—	4.8
Occupancy costs	—	—	—	—
Supplies	—	9.4	—	9.4
General and administrative expenses	—	—	—	—
Depreciation and amortization	—	—	—	—
Management fees to affiliates	—	—	—	—
Provision for doubtful accounts	—	—	(3.4)	(3.4)
Government, class action, and related settlements	—	—	—	—
Professional fees - accounting, tax, and legal	—	—	—	—
Total operating expenses	—	—	(3.4)	(3.4)
Loss on early extinguishment of debt	—	—	—	—
Interest expense and amortization of debt discounts and fees	—	—	—	—
Other income	—	—	—	—
Equity in net income of nonconsolidated affiliates	—	—	—	—
Income from continuing operations before income tax expense	—	—	—	—
Provision for income tax expense	—	—	—	—
Income from continuing operations	—	—	—	—
Less: Net income attributable to noncontrolling interests	—	—	—	—
Net income from continuing operations attributable to Reliant	$—	$—	$—	$—

Notes to Unaudited Condensed Combined Pro Forma Financial Information

Adjustments for consistent presentation for the nine months ended September 30, 2015 are as follows (in millions):

	Purchased Services and Professional Fees	Supplies	Provision for Doubtful Accounts	Total Adjustments for Consistent Presentation
Net operating revenues	$—	$—	$—	$—
Less: Provision for doubtful accounts	—	—	(1.8)	(1.8)
Net operating revenues less provision for doubtful accounts	—	—	(1.8)	(1.8)
Operating expenses:
Salaries and benefits	—	—	—	—
Purchased services and professional fees	(10.7)	—	—	(10.7)
Other operating expenses	10.7	(7.1)	—	3.6
Occupancy costs	—	—	—	—
Supplies	—	7.1	—	7.1
General and administrative expenses	—	—	—	—
Depreciation and amortization	—	—	—	—
Management fees to affiliates	—	—	—	—
Provision for doubtful accounts	—	—	(1.8)	(1.8)
Government, class action, and related settlements	—	—	—	—
Professional fees - accounting, tax, and legal	—	—	—	—
Total operating expenses	—	—	(1.8)	(1.8)
Loss on early extinguishment of debt	—	—	—	—
Interest expense and amortization of debt discounts and fees	—	—	—	—
Other income	—	—	—	—
Equity in net income of nonconsolidated affiliates	—	—	—	—
Income from continuing operations before income tax expense	—	—	—	—
Provision for income tax expense	—	—	—	—
Income from continuing operations	—	—	—	—
Less: Net income attributable to noncontrolling interests	—	—	—	—
Net income from continuing operations attributable to Reliant	$—	$—	$—	$—
The unaudited pro forma condensed combined financial information includes the above reclassification adjustments to conform the RHP statement of operations to HealthSouth’s presentation.

Notes to Unaudited Condensed Combined Pro Forma Financial Information

Adjustments for Acquisition Related Debt Transactions
Adjustments for acquisition related debt transactions for the year ended December 31, 2014 are as follows (in millions):

	Term Loan Facilities	Revolving Credit Facility	5.75% Senior Notes due 2024	5.75% Senior Notes due 2025	RHP Debt	Total Adjustments for Acquisition Related Debt
Interest expense and amortization of debt discounts and fees	$2.8	$(2.4)	$20.2	$19.7	$(7.4)	$32.9
Adjustments for acquisition related debt transactions for the nine months ended September 30, 2015 are as follows (in millions):

	Term Loan Facilities	Revolving Credit Facility	5.75% Senior Notes due 2024	5.75% Senior Notes due 2025	RHP Debt	Total Adjustments for Acquisition Related Debt
Interest expense and amortization of debt discounts and fees	$2.0	$(1.8)	$15.4	$15.5	$(8.0)	$23.1
The unaudited pro forma condensed combined financial information includes the above adjustments for interest expense related to HealthSouth’s funding of the RHP acquisition. In August 2015, HealthSouth issued an additional $350 million of its 2024 Notes at a price of 100.5% of the principal amount, which resulted in approximately $351 million in net proceeds from the private offering. HealthSouth used the net proceeds to reduce borrowings under its revolving credit facility and fund a portion of the RHP acquisition. In September 2015, Healthsouth issued $350 million of 5.75% Senior Notes due 2025 at a price of 100.0% of the principal amount, which resulted in approximately $344 million in net proceeds from the private offering. HealthSouth used the net proceeds from this borrowing to fund a portion of the RHP acquisition. In September 2015, HealthSouth drew from its term loan facilities and revolving credit facility to fund a portion of the RHP acquisition.
Interest rates used in these adjustments represent HealthSouth’s current effective interest rates on the above borrowings as follows:

•	term loan facilities - 2.25%

•	revolving credit facility - 2.25%

•	senior notes - 6.0%, inclusive of financing costs
At closing, HealthSouth repaid all outstanding debt, excluding capital lease obligations, of RHP. Therefore, interest expense associated with these historical borrowings of RHP were eliminated for purposes of this pro forma presentation.
The income tax impact of these interest expense adjustments was estimated using an income tax rate of 40% and resulted in a reduction to income tax expense of $13.1 million and $9.3 million for the year ended December 31, 2014 and the nine months ended September 30, 2015, respectively, for the combined entity.
See Note 8, Long-term Debt, to the financial statements accompanying the Annual Report on Form 10‑K for the year ended 2014.

Notes to Unaudited Condensed Combined Pro Forma Financial Information

Adjustments for Allocation of Acquisition Consideration
Adjustments for the allocation of acquisition consideration for the year ended December 31, 2014 are as follows (in millions):

	Depreciation & Amortization	Income Taxes	Other	Total Adjustments for Acquisition Consideration
Operating expenses:
Purchased services and professional fees	$—	$—	$—	$—
Other operating expenses	—	—	—	—
General and administrative expenses	—	—	0.1	0.1
Depreciation and amortization	8.8	—	—	8.8
Total operating expenses	8.8	—	0.1	8.9
Loss on early extinguishment of debt	—	—	—	—
Income from continuing operations before income tax expense	(8.8)	—	(0.1)	(8.9)
Provision for income tax expense	(3.5)	16.4	—	12.9
Income from continuing operations	(5.3)	(16.4)	(0.1)	(21.8)
Less: Net income attributable to noncontrolling interest	—	—	4.2	4.2
Net income from continuing operations attributable to HealthSouth	$(5.3)	$(16.4)	$4.1	$(17.6)

Notes to Unaudited Condensed Combined Pro Forma Financial Information

Adjustments for the allocation of acquisition consideration for the nine months ended September 30, 2015 are as follows (in millions):

	Depreciation & Amortization	Transaction Costs	Income Taxes	Other	Total Adjustments for Acquisition Consideration
Operating expenses:
Purchased services and professional fees	$—	$(2.8)	$—	$—	$(2.8)
Other operating expenses	—	(4.5)	—	—	(4.5)
General and administrative expenses	—	—	—	0.2	0.2
Depreciation and amortization	7.1	—	—	—	7.1
Total operating expenses	7.1	(7.3)	—	0.2	—
Loss on early extinguishment of debt	—	—	—	—	—
Income from continuing operations before income tax expense	(7.1)	7.3	—	(0.2)	—
Provision for income tax expense	(2.8)	2.9	15.6	(0.1)	15.6
Income from continuing operations	(4.3)	4.4	(15.6)	(0.1)	(15.6)
Less: Net income attributable to noncontrolling interest	—	—	—	4.4	4.4
Net income from continuing operations attributable to HealthSouth	$(4.3)	$4.4	$(15.6)	$4.3	$(11.2)
Amounts in the above table are preliminary estimates for the following:

•
Depreciation and amortization - Amounts included in the above table represent adjustments to depreciation and amortization expense based upon the estimated fair values of the property and equipment, capital leases, and definite-lived intangible assets acquired in the acquisition using their estimated remaining useful lives. Total depreciation and amortization consists of the following amounts (in millions):

	For the Year Ended December 31, 2014	For the Nine Months Ended September 30, 2015
Identifiable intangible assets	$6.7	$5.1
Property and equipment	(0.9)	(0.2)
Capital leases	3.0	2.2
Total depreciation and amortization	$8.8	$7.1

•	Transaction Costs - Amounts included in the above table represent adjustments for costs incurred as a direct result of the acquisition.

•	Income Taxes - Amounts included in the above table represent adjustments to reflect HealthSouth’s income tax rate of 40%.

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Other - Amounts included in the above table primarily include stock awards assumed to have been granted to members of RHP management during the periods presented and the impact of noncontrolling interests.